                                                                   Exhibit 3(10)

                          CERTIFICATE OF INCORPORATION

                                       OF

                          Balloon Zone Wholesale, Inc.

                                    * * * * *


      1.    The name of the corporation is Balloon Zone Wholesale, Inc.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

      4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) common shares; all of which shares shall be without par value.

      The holders of common stock shall, upon the issuance or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of common stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

      5.    The name and mailing address of each incorporator is as follows:

        NAME                                     MAILING ADDRESS
        ----                                     ---------------
E.  L.  Kinsler                            Corporation Trust Center
                                           1209 Orange Street
                                           Wilmington, Delaware 19801

M.  A.  Humphrey                           Corporation Trust Center
                                           1209 Orange Street
                                           Wilmington, Delaware 19801

A.  K.  Wright                             Corporation Trust Center
                                           1209 Orange Street
                                           Wilmington, Delaware 19801

      6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

      To make, alter or repeal the by-laws of the corporation.

      To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation. To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

      By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.


      7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 20th day of April, 1995.

                                              /s/ E. L. Kinsler
                                              ----------------------------------
                                              E. L. Kinsler

                                              /s/ M. A. Humphrey
                                              ----------------------------------
                                              M. A. Humphrey

                                              /s/ A. K. Wright
                                              ----------------------------------
                                              A. K. Wright

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                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                           OFFICE AND REGISTERED AGENT

                                       OF

                          BALLOON ZONE WHOLESALE, INC.

             -------------------------------------------------------

      The Board of Directors of: BALLOON ZONE WHOLESALE, INC., a corporation of the State of Delaware, on this 25th day of March, A.D. 1996, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is: 1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

      The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

      BALLOON ZONE WHOLESALE, INC., a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by James K. Roosa, Assistant Secretary, this 25th day of March A.D. 1996.

                                              /s/ James K. Roosa
                                              ----------------------------------
                                                  Authorized Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BALLOON ZONE WHOLESALE, INC.

      Balloon Zone Wholesale, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Directors of Balloon Zone Wholesale, Inc., by written consent, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of Balloon Zone Wholesale, Inc.:

      RESOLVED, that paragraph FIRST of the Certificate of Incorporation shall be amended to read as follows:

                      "FIRST"  The name of this corporation is:

                                    "M&D Balloons, Inc."

      SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Balloon Zone Wholesale, Inc. has caused this certificate to be signed by Edward Fruchtenbaum, its President, and attested by Phyllis Alden, its Assistant Secretary, effective this 11th day of April, 2000.

                                              BALLOON ZONE WHOLESALE, INC.

                                              By: /s/ Edward Fruchtenbaum
                                                  ------------------------------
                                                  Edward Fruchtenbaum, President

ATTEST:

/s/ Phyllis Alden
-----------------------------------
Phyllis Alden, Assistant Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                              M & D BALLOONS, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is M & D BALLOONS, INC."

      2. The certificate of incorporation of the corporation is hereby amended by striking out paragraph FIRST thereof and by substituting in lieu of said paragraph the following new paragraph:

            "FIRST, the name of this corporation is "M&D Industries, Inc."

      3. The amendment of the certificate of incorporation herein certified has been approved by the written consent of the Board of Directors and thereafter has been duly adopted and written consent given by the sole stockholder of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed and filed as of this 25th day of March, 2003.

                                              /s/ Michael A. Correale
                                              ----------------------------------
                                              Michael A Correale
                                              Vice President